UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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CEA INDUSTRIES INC.

(Name of Registrant as Specified in Its Charter)

YZILABS MANAGEMENT LTD.

CHANGPENG ZHAO

MAX S. BAUCUS

DAVID J. CHAPMAN

TERESA MARIE GOODY GUILLÉN

JIAJIN “JANE” HE

ALEX ODAGIU

MATTHEW ROSZAK

LING “ELLA” ZHANG

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YZILabs Management Ltd. (“YZi Labs Management”), together with the other participants named herein, has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (the “SEC”) to be used to solicit stockholder written consents to, among other things, expand the size of the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”) and elect certain persons nominated for election to the Board.

Item 1: On the evening of March 10, 2026, YZi Labs Management issued the following press release:

YZi Labs Comments on 10X Capital CEO Hans Thomas Finally Filing Overdue Ownership Disclosures After its Repeated Calls for Compliance

Believes that Thomas’ Belated SEC Filings Are Not a Cure – But Rather an Admission of a Systemic Breakdown in BNC’s Internal Controls

Reiterates Demand for Full Disclosure of Potential 10X Group – Including Identity of "Certain Members of 10X BNB Cayman Sponsor and Third-Parties"

Believes a Board that Cannot Ensure Basic Section 16 Compliance Has No Credibility with Investors

ROAD TOWN, British Virgin Islands, March 10, 2026 (GLOBE NEWSWIRE) – YZILabs Management Ltd. (“YZi Labs” or “YZi”), a significant stockholder of CEA Industries Inc. (NASDAQ: BNC) (“BNC” or the “Company”), today issued the following statement regarding recent Section 16 filings by Hans Thomas, a director of BNC and the Founding Partner of 10X Capital Asset Management LLC (“10X”), BNC’s asset manager.

After weeks of public pressure and repeated calls by YZi Labs for basic compliance with federal securities laws, Mr. Thomas has finally filed his long-overdue Form 3 and Form 4 with the U.S. Securities and Exchange Commission. These filings confirm what stockholders have been forced to infer from fragments and arithmetic in prior disclosures: material ownership interests, warrant transfers, and warrant exercises connected to 10X-linked entities occurred throughout 2025 and were not reported on a timely basis as required under federal securities law.

However, these late filings only partially fill the transparency gap and raise serious new questions and heighten concerns that 10X and affiliated persons may have formed an undisclosed “group” under Section 13(d) of the Exchange Act.

1. Belated Filings Are Not a Cure – They Are an Admission of a Systemic Compliance Breakdown

Mr. Thomas’ initial Form 3 lists an event date of August 5, 2025, yet it was not filed until March 2, 20261 – an astounding 199 days (or 6.5 months) after the deadline to file the Form 3. His Form 4 reports transactions dated September 22, 2025, October 1, 2025, October 8, 2025, and December 3, 20252 – all inexplicably filed well after their respective two-business-day deadlines. The Company’s persistent inability to ensure timely Section 16 compliance by its own directors is alarming. Who, if anyone, at the Company is aware of reporting obligations and is ensuring the Company and its directors maintain basic compliance? In our view, these late filings reflect a clear collapse of the basic internal controls and compliance protocols that public company investors expect and should be able to take for granted.

2. Why is 10X Capital Quietly Reducing and Dispersing its Position?

The filings show 10X Capital Partners LLC reduced its Asset Manager Warrant position through transfers to one or more unnamed “third-party/ies,” leaving 10X with a materially smaller position.3

If 10X’s ownership and influence are truly benign and fully disclosed, stockholders deserve a straightforward explanation. Why is the architect of the Company's 20-year Asset Management Agreement quietly reducing and redistributing its exposure while keeping the Company trapped in a punitive contract?

1 Hans Thomas, Form 3, filed with the SEC on March 2, 2026.

2 Hans Thomas, Form 4, filed with the SEC on March 2, 2026.

3 Id.

3. Vague References to “Third-Parties” Are Not Transparency – This is Camouflage

The filings further state that 10X BNB Cayman Sponsor transferred all of its Strategic Advisor Warrants to “certain members... and third-parties,” and that it no longer beneficially owns any such warrants following the transfers, including roughly one-third of which that were transferred to and exercised by 10X LLC.4 This phrasing is precisely the kind of vague, legally sanitized disclosure that invites obvious scrutiny: were these transfers made to independent, arm’s-length recipients or to friendly hands acting in concert?

These new Section 16 filings do not disprove coordinated action by 10X; they provide further evidence of ownership movements that stockholders were entitled to understand in real time, not a half-year later. The question is no longer whether there was activity; the question is why stockholders were kept in the dark about who held what, when, and under what coordinated arrangements.

4. Lack of Credibility Increases the Need for Confirmation of Any Potential “Shadow” Group

Given Mr. Thomas’ and 10X’s repeated history of flouting securities law obligations, we have, and believe other investors should have, no faith in the veracity or completeness of these late filings. If 10X and its affiliates wish to argue that 10X’s just-disclosed coordinated dispersal is why no Schedule 13D filing is required, we contend that they must immediately publicly confirm the following items to give investors assurances that they are truly fulfilling their disclosure obligations:

●	The Identities and Relationships:
○	Confirm whether any other assignee of the Strategic Advisor Warrants or the Asset Manager Warrants are affiliates, associates, members, partners, or employees of 10X or any of its related entities, or parties acting in concert with 10X.
○	If so, we demand that 10X clearly disclose their identities and 10X’s aggregate beneficial ownership.
●	The Still-Hidden Transactions/Allocations:
○	Confirm and disclose the precise number of Strategic Advisor Warrants allocated to each assignee under the October 1, 2025 transfers.
○	Clearly the October 1, 2025 transfers were multiple transactions to several different parties – Section 16 requires the disclosure of each transaction and stockholders deserve to have the full information required under securities law.

Until 10X provides this information, investors are left to assume that these transfers were not a genuine dispersion of ownership, but a calculated reshuffling of the same economic and voting influence across 10X-linked hands.

“Full and timely disclosure under federal securities laws is not optional; it is the absolute foundation of market integrity,” said Alex Odagiu, Investment Partner at YZi Labs. “A public company board that cannot even enforce basic Section 16 compliance undermines its credibility with investors and the public markets. Stockholders will not accept vague footnotes and 'third-party' camouflage in lieu of required transparency.”

YZi Labs calls on 10X Capital and the BNC Board to provide immediate, complete, and public clarification of all 10X recipients of all transferred warrants and to unequivocally state whether any other parties are acting in concert with 10X.

4 Id.

About YZi Labs

YZILabs Management Ltd. is an investment firm focused on strategic, transparent, and high-governance participation in the digital asset and blockchain sectors. YZi Labs is committed to advancing best-in-class oversight, operational integrity, and shareholder alignment in all investment partnerships.

Media Contact

media@yzilabs.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

YZILabs Management Ltd. (“YZi Labs Management”), together with the other participants named herein (collectively, “YZi Labs”), has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit stockholder written consents to, among other things, expand the size of the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”) and elect certain persons nominated for election to the Board.

YZI LABS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS, INCLUDING A WHITE CONSENT CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the consent solicitation are expected to be YZi Labs Management, Changpeng Zhao, Max Baucus Sieben, David James Chapman, Marie Teresa Goody Guillen, Jiajin He, Alex Odagiu, Matthew Roszak and Ling Zhang (collectively, the “Participants”).

As of the date hereof, YZi Labs Management directly beneficially owns 2,150,481 shares of common stock, par value $0.00001 per share (the “Common Stock”). As of the date hereof, YZi Labs Management holds (i) 7,750,510 shares of Common Stock underlying certain Pre-Funded Warrants (the “Pre-Funded Warrants”), (ii) 9,900,991 shares of Common Stock underlying certain Stapled Warrants (the “Stapled Warrants”) and (iii) 3,564,359 shares of Common Stock underlying certain Strategic Advisor Warrants (the “Strategic Advisor Warrants”). Each of the Pre-Funded Warrants, the Stapled Warrants and the Strategic Advisor Warrants either provide that, or the holder has elected that, the holder shall not have the right to exercise any portion of any such warrants to the extent that after giving effect to such issuance after exercise, such holder and certain of its affiliates would be deemed to beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, more than 4.99% of the Company’s then outstanding shares of Common Stock (the “Beneficial Ownership Limitations”). As of the date hereof, none of YZi Labs Management’s Pre-Funded Warrants, Stapled Warrants or Strategic Advisor Warrants are currently exercisable, and are not expected within 60 days to be exercisable due to the Beneficial Ownership Limitations. Mr. Zhao, as the sole director of YZi Labs Management, may be deemed the beneficial owner of the 2,150,481 shares of Common Stock directly owned by YZi Labs. As of the date hereof, Ms. He may be deemed to beneficially own 2,099,644 shares of Common Stock, including 1,188,120 shares of Common Stock underlying certain Stapled Warrants, and Mr. Odagiu may be deemed to beneficially own 4,918 shares of Common Stock. As of the date hereof, each of Messrs. Baucus, Chapman and Roszak, and Msses. Goody Guillen and Zhang do not beneficially own any shares of Common Stock.

Item 2: On March 11, 2026, YZi Labs Management issued the following press release:

YZi Labs Highlights Explosive New Investor Lawsuit Against CEA Industries and Hans Thomas Alleging an “Operational Vacuum”

Recent Media Reports Detail a Lawsuit Claiming a BNC Investor Visited the Company's Offices Only to Find a Hollow Shell with No Executives, No Operations, and No Functioning Website

Lawsuit Confirms that YZi Labs is Not the Only Stockholder Concerned about the Compromised Board and the Value-Destructive Influence of 10X

YZi Labs Demands the Board Answer for Operating a “Potemkin Village” Public Company Seemingly Designed to Funnel Fees to 10X

ROAD TOWN, British Virgin Islands, March 11, 2026 (GLOBE NEWSWIRE) – YZILabs Management Ltd. (“YZi Labs” or “YZi”), a significant stockholder of CEA Industries Inc. (NASDAQ: BNC) (“BNC” or the “Company”), today issued a statement regarding recent media reports detailing a new lawsuit filed by another stockholder against the Company and Director Hans Thomas, who is also the Founding Partner of the Company’s asset manager, 10X Capital Asset Management LLC (“10X”).

According to reports from financial media outlets5, a complaint filed by an investor named Abraham Gomez asserts a shocking level of corporate dysfunction at BNC. The allegations confirm that YZi Labs is not the only party raising severe concerns about the Company's management and its apparent lack of basic corporate infrastructure and exploitation of investor capital.

Alleged “Operational Vacuum” and the Illusion of a Public Company

The reported complaint alleges that after completing an initial investment, the stockholder visited the Company’s offices to understand the situation on the ground. Instead of a functioning Nasdaq-listed business, the investor allegedly found the Company to be in a state of near “operational vacuum.” According to the reports, the filing asserts that, at the time of the visit, BNC operated with:

●	No Chief Financial Officer (CFO)
●	No Chief Operating Officer (COO)
●	No Operations or Marketing Teams
●	No Investor Relations or Public Relations function
●	No Fund Management System
●	No registered domain name and not even a functioning website

In our view, for a public company whose Board of Directors (the “Board”) recently signed a 20-year Asset Management Agreement (“AMA”) with 10X to manage a massive treasury, the absence of a basic fund management system, executive leadership, or even a website is a catastrophic indictment of the Board's lack of oversight.

Exploiting Investor Capital

The articles summarize the core of the lawsuit: the scenario has attracted attention because it alleges that BNC and director Thomas failed to fulfill promises after utilizing the investor's funds, resources, and credibility to support the Company's operations.

This mirrors the exact concerns that YZi Labs has previously raised: a Board that uses investor resources to enrich insiders and 10X, while failing to build or maintain a legitimate, functioning business for the benefit of all stockholders.

“The revelations in this reported lawsuit echo what YZi Labs has argued for months: BNC appears to not be operating as a serious public company, but as a hollowed-out vehicle for 10X’s enrichment,” said Alex Odagiu, Investment Partner at YZi Labs. “When an investor visits a Nasdaq-listed enterprise and finds a 'Potemkin village' with no management, no operations, and not even a website, the illusion shatters. YZi Labs is no longer the sole voice demanding accountability. The walls are closing in on this compromised Board, and it can no longer hide its fiduciary collapse behind deflective press releases.”

5 HTX article titled “CEA Industries (BNC) Entangled in Investor Lawsuit, Director Hans Thomas Accused of Fraud” (February 28, 2026). Gate.com article titled “CEA Industries (BNC) involved in investor lawsuit, Director Hans Thomas accused of fraud” (February 28, 2026).

Demands for Accountability

The Board can no longer pretend that stockholder discontent is isolated. The chorus of investors demanding accountability is growing louder, and the legal liabilities are mounting.

YZi Labs demands that the Board immediately:

1	Address the Allegations: Issue a public response detailing exactly what corporate infrastructure, executives, and systems actually exist at BNC today, and explain how a public company was allowed to operate in an "operational vacuum." In our view, the recent announcement of Brent Miller’s appointment as CFO is too little too late. It is deeply concerning that the Company went more than 21 months without a formally appointed CFO, including more than seven months after closing its $500 million PIPE on August 5, 2025, before finally appointing Mr. Miller effective March 9, 2026.

2	Investigate Mr. Thomas: Form an independent, unconflicted special committee to investigate the allegations that Mr. Thomas and the Company utilized investor funds and credibility under false pretenses.

3	Void the AMA: Terminate the 20-year AMA with 10X, which is extracting exorbitant fees from a Company that allegedly lacks the basic infrastructure to even manage its own website.

Stockholders deserve a real company, not a shell seemingly designed to serve 10X. YZi Labs will continue to take all necessary actions to protect stockholder value and enforce basic corporate governance.

About YZi Labs

YZILabs Management Ltd. is an investment firm focused on strategic, transparent, and high-governance participation in the digital asset and blockchain sectors. YZi Labs is committed to advancing best-in-class oversight, operational integrity, and shareholder alignment in all investment partnerships.

Media Contact

media@yzilabs.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

YZILabs Management Ltd. (“YZi Labs Management”), together with the other participants named herein (collectively, “YZi Labs”), has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit stockholder written consents to, among other things, expand the size of the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”) and elect certain persons nominated for election to the Board.

YZI LABS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS, INCLUDING A WHITE CONSENT CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the consent solicitation are expected to be YZi Labs Management, Changpeng Zhao, Max Baucus Sieben, David James Chapman, Marie Teresa Goody Guillen, Jiajin He, Alex Odagiu, Matthew Roszak and Ling Zhang (collectively, the “Participants”).

As of the date hereof, YZi Labs Management directly beneficially owns 2,150,481 shares of common stock, par value $0.00001 per share (the “Common Stock”). As of the date hereof, YZi Labs Management holds (i) 7,750,510 shares of Common Stock underlying certain Pre-Funded Warrants (the “Pre-Funded Warrants”), (ii) 9,900,991 shares of Common Stock underlying certain Stapled Warrants (the “Stapled Warrants”) and (iii) 3,564,359 shares of Common Stock underlying certain Strategic Advisor Warrants (the “Strategic Advisor Warrants”). Each of the Pre-Funded Warrants, the Stapled Warrants and the Strategic Advisor Warrants either provide that, or the holder has elected that, the holder shall not have the right to exercise any portion of any such warrants to the extent that after giving effect to such issuance after exercise, such holder and certain of its affiliates would be deemed to beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, more than 4.99% of the Company’s then outstanding shares of Common Stock (the “Beneficial Ownership Limitations”). As of the date hereof, none of YZi Labs Management’s Pre-Funded Warrants, Stapled Warrants or Strategic Advisor Warrants are currently exercisable, and are not expected within 60 days to be exercisable due to the Beneficial Ownership Limitations. Mr. Zhao, as the sole director of YZi Labs Management, may be deemed the beneficial owner of the 2,150,481 shares of Common Stock directly owned by YZi Labs. As of the date hereof, Ms. He may be deemed to beneficially own 2,099,644 shares of Common Stock, including 1,188,120 shares of Common Stock underlying certain Stapled Warrants, and Mr. Odagiu may be deemed to beneficially own 4,918 shares of Common Stock. As of the date hereof, each of Messrs. Baucus, Chapman and Roszak, and Msses. Goody Guillen and Zhang do not beneficially own any shares of Common Stock.

Item 3: Also on March 11, 2026, Mr. Alex Odagiu posted the following content on X.com:

Item 4: Also on March 11, 2026, Ms. Ling Zhang posted the following content on X.com:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

YZILabs Management Ltd. (“YZi Labs Management”), together with the other participants named herein (collectively, “YZi Labs”), has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit stockholder written consents to, among other things, expand the size of the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”) and elect certain persons nominated for election to the Board.

YZI LABS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS, INCLUDING A WHITE CONSENT CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the consent solicitation are expected to be YZi Labs Management, Changpeng Zhao, Max Baucus Sieben, David James Chapman, Marie Teresa Goody Guillené, Jiajin He, Alex Odagiu, Matthew Roszak and Ling Zhang (collectively, the “Participants”).

As of the date hereof, YZi Labs Management directly beneficially owns 2,150,481 shares of common stock, par value $0.00001 per share (the “Common Stock”). As of the date hereof, YZi Labs Management holds (i) 7,750,510 shares of Common Stock underlying certain Pre-Funded Warrants (the “Pre-Funded Warrants”), (ii) 9,900,991 shares of Common Stock underlying certain Stapled Warrants (the “Stapled Warrants”) and (iii) 3,564,359 shares of Common Stock underlying certain Strategic Advisor Warrants (the “Strategic Advisor Warrants”). Each of the Pre-Funded Warrants, the Stapled Warrants and the Strategic Advisor Warrants either provide that, or the holder has elected that, the holder shall not have the right to exercise any portion of any such warrants to the extent that after giving effect to such issuance after exercise, such holder and certain of its affiliates would be deemed to beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, more than 4.99% of the Company’s then outstanding shares of Common Stock (the “Beneficial Ownership Limitations”). As of the date hereof, none of YZi Labs Management’s Pre-Funded Warrants, Stapled Warrants or Strategic Advisor Warrants are currently exercisable, and are not expected within 60 days to be exercisable due to the Beneficial Ownership Limitations. Mr. Zhao, as the sole director of YZi Labs Management, may be deemed the beneficial owner of the 2,150,481 shares of Common Stock directly owned by YZi Labs. As of the date hereof, Ms. He may be deemed to beneficially own 2,099,644 shares of Common Stock, including 1,188,120 shares of Common Stock underlying certain Stapled Warrants, and Mr. Odagiu may be deemed to beneficially own 4,918 shares of Common Stock. As of the date hereof, each of Messrs. Baucus, Chapman and Roszak, and Msses. Goody Guillen and Zhang do not beneficially own any shares of Common Stock.